2nd Quarter 2019 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 2nd Quarter 2019 July 23, 2019

Cautionary statements 2nd Quarter 2019 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. 2

Executive Overview 2nd Quarter 2019 Sandro DiNello, CEO

Strategic highlights 2nd Quarter 2019 Unique • Solid profitability led by top-line revenue growth in net interest income and mortgage revenues relationship-based business model • Dynamic business model produced positive operating leverage, without adding significant risk. • Net interest income was $12mm higher than 1Q19 driven by robust growth in LHFI and deposits Grow community - Identified opportunities to add high quality loans in warehouse, CRE, C&I, and non-auto indirect portfolios; funding banking this asset growth with core deposits - Net interest margin relatively flat at 3.08%, reflecting disciplined margin management in a volatile rate environment • Mortgage revenue up on improved margin, highlighting strength of our scalable origination platform Strengthen - Maintained disciplined pricing strategy as focus was on generating business in most profitable channels mortgage revenues - Effectively hedged our MSR asset through the quarter despite the volatile rate environment Highly profitable • Adjusted net income(1) of $41mm, or $0.71 per diluted share; up 11% vs. adjusted 1Q19 net income(1) operations • Quarter results highlight our ability to pivot quickly, as we did with our mortgage business, to take advantage of Positioned to thrive market opportunities to drive revenue growth while thoughtfully managing expenses in any market • Durable earnings streams have provided consistent capital creation, which has, and will continue to support balance sheet growth 1) Non-GAAP number. Please see reconciliations on page 42 and 43. 4

Financial Overview 2nd Quarter 2019 Jim Ciroli, CFO

Financial highlights

2nd Quarter 2019

Solid earnings	• Adjusted net income[1] of $41mm, or $0.71 per diluted share, in 2Q19, up 11% vs. adjusted 1Q19 net income[1] - Adjusted revenue growth[1] of $46mm, or 20%, led to strong operating leverage of 8%
Growth in community banking	• Loans held-for-investment increased $1.4bn vs 1Q19; 22% growth in commercial loans; 8% growth in consumer loans - Average warehouse loans up $822mm - Average consumer loans higher $333mm led by growth in non-auto indirect lending; CRE and C&I increased $294mm • Net interest margin at 3.08%, relatively flat compared to prior quarter reflecting strong margin management
Higher mortgage revenue	• Mortgage revenue[2] of $80mm; up $25mm, or 45%, vs. 1Q19 and $8mm, or 11% vs 2Q18 - Net gain on loan sales rose $26mm, or 53%; GOS margin up 17 basis points FOAL up $1.7bn, or 26% - Net return on MSRs decreased only $1mm; MSR asset effectively hedged despite volatility during quarter
Strong asset quality	• Net charge-offs of 129 basis points, nonperforming loan ratio at 0.54%, ALLL covered 0.9% of loans HFI - Results include $30mm C&I loan charge-off related to Live Well - ALLL coverage of 1.2% when excluding warehouse loans • Early stage loan delinquencies remain low at $8mm or 7 basis points of total loans
Robust capital position	• Total risk based capital ratio at 11.6% (11.9%[1] under Capital Simplification) - $1bn higher warehouse loan balances drove 85 basis points of reduction in this ratio - $226mm of capital protection over well-capitalized minimum level • Tier 1 leverage ratio at 8.0% (8.6%[1] under Capital Simplification) vs. target range of 8-9%

1) Non-GAAP number. Please see reconciliations on page 42 and 43.
2) Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs.

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Flagstar Bancorp

Quarterly income comparison

2nd Quarter 2019

$mm		2Q19	1Q19	$ Variance	% Variance
Net interest income	A	$138	$126	12	10%
Provision (benefit) for loan losses ("PLL")		17	-	17	N/M
Net interest income after PLL		121	126	(5)	(4%)
Net gain on loan sales		75	49	26	53%
Loan fees and charges		24	17	7	41%
Loan administration income		6	11	(5)	(45%)
Net return on mortgage servicing rights		5	6	(1)	(17%)
Other noninterest income		33 (1)	26	7	27%
Total noninterest income	B	143 (1)	109	34	31%
Compensation and benefits		90	87	3	3%
Commissions and loan processing expense		46	30	16	53%
Other noninterest expenses		78	73 (2)	5	7%
Total noninterest expense	C	214	190 (2)	24	13%
Income before income taxes		50 (1)	45 (2)	5	11%
Provision for income taxes		9 (1)	8 (2)	1	13%
Net income		$41 (1)	$37 (2)	$4	11%
Diluted income per share		$0.71 (1)	$0.64 (2)	0.07	11%
Profitability					
Net interest margin		3.08%	3.09%	(1 bp)	
Total revenues (1)		281	235	$46	20%
Net gain on loan sales / total revenue		27%	21%	600 bps	
Mortgage rate lock commitments, fallout adjusted		$8,344	$6,602	$1,742	26%
Mortgage closings		$8,641	$5,513	$3,128	57%
Net gain on loan sale margin, HFS		0.89%	0.72%	17 bps	

1) Non-GAAP number for 2Q19. Number shown excludes DOJ benefit. Please see reconciliations on page 42 and 43.
2) Non-GAAP number for 1Q19. Number shown excludes expenses attributable to Wells Fargo branch acquisition. Please see reconciliations on page 42 and 43.

N/M – not meaningful

Observations

A Net interest income

- Net interest income up $12mm, or 10%
  - Average earning assets increased 9% led by $1.1bn of commercial loan growth
  - Net interest margin 3.08%, relatively flat reflecting strong margin management

B Noninterest income

- Adjusted noninterest income(1) up $34mm, or 31%
  - Net gain on loan sales rose $26mm, or 53%, due to 17 basis point increase in GOS margin and a 26% increase in FOAL
  - Loan fees and charges up $7mm, or 41%, led by higher mortgage loan closings

C Noninterest expense

- Adjusted noninterest expense(2) up $24mm, or 13%
  - Volume-driven mortgage expenses increased $20mm due to targeted growth in more profitable mortgage origination channels and seasonally higher mortgage closings

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Flagstar Bancorp

Average balance sheet highlights 2nd Quarter 2019 2Q19 ($mm) Observations Average Balance Sheet Interest-earning assets Incr (Decr)(1) $ $ % • AverageSolid gains loans in commercial HFI grew $1.4bn, loan portfolio; or 16% warehouse loans increased $91mm, or 6%, CRE loans increased $88mm, Loans held-for-sale $3,539 $273 8% or- Average 4%, and commercialC&I loans increased loans increased $74mm, $1.1bn or 6% primarily driven by $822mm increase in warehouse loans. (2) Consumer loans 4,478 333 8% • Consumer loans up $239mm, or 7%; focus on adding - Average consumer loans increased $333mm, or 8%, led Commercial loans(2) 6,135 1,116 22% residential mortgage and indirect marine/RV loans with highby anrisk $154mm adjusted increase returns in non-auto indirect lending Total loans held-for-investment 10,613 1,449 16% portfolio Other earning assets(3) 3,607 (257) (7%) Interest-earning assets $17,759 $1,465 9% Interest-bearing liabilities Other assets 2,207 63 3% • Average deposits increased $1.3bn, or 10%, driven by Total assets $19,966 $1,528 8% higher custodial deposits and retail deposits Deposits $14,159 $1,253 10% - Average custodial deposits rose $936mm, or 37% Short-term FHLB advances & other 2,633 (92) (3%) - Average retail deposits rose $332mm, or 4% Long-term FHLB advances 354 201 131% Other long-term debt 496 1 - % Other liabilities 656 80 14% Equity(4) Equity(4) Total liabilities $18,298 $1,443 9% • Tangible common equity to asset ratio of 7.31% Stockholders' equity 1,668 85 5% • FBC closing share price of $33.17 on July 22, 2019 is Total liabilities and stockholders' equity $19,966 $1,528 8% 127% of tangible book value per share Tangible book value per common share(4) $26.16 $1.51 6% 1) Measured vs. the prior quarter. 2) Consumer loans include first and second mortgages, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial and warehouse loans. 3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees. 4) References a non-GAAP number. Please see reconciliations on page 42 and 43. 8

Asset quality 2nd Quarter 2019 Delinquencies ($mm) NPLs and performing TDRs ($mm) All Other Live Well $71 Performing TDRs NPLs Live Well $104 37 37 $70 $68 $66 $67 $33 $30 $28 $29 27 25 22 24 26 34 43 43 44 43 41 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 Allowance coverage(1) (% of loans HFI) Nonperforming loan and asset ratios (2) (2) Total Consumer Commercial NPA/LHFI & OREOs NPL & TDRs/LHFI NPA/Total Assets 0.62% 1.7% 1.6% 1.5% 1.4% 1.5% 1.3% 1.4% 0.54% 1.3% 0.38% 0.35% 0.33% 1.4% 1.4% 1.4% 0.32% 1.3% 1.0% 0.36% 0.9% 0.30% 0.28% 0.24% 0.24% 0.9% 0.19% 0.17% 0.16% 0.17% 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 1) Excludes loans carried under the fair value option and loans with government guarantees. 2) Excludes loans held-for-sale 9

Robust capital 2nd Quarter 2019 Flagstar Bancorp Total Risk Based Capital Ratio Observations 2Q19 Balance sheet impact Net operating earnings contribution Tier 1 CET-1 Tier 1 Total RBC Change in MSR balance Proforma ratio under Capital Simplification(1) Leverage to RWA to RWA to RWA 2Q19 8.0% 9.1% 10.8% 11.6% 1Q19 8.4% 9.7% 11.5% 12.5% 12.8% • Total risk based capital ratio ended quarter at 11.6% (11.9% 12.5% under Capital Simplification) (1) 11.9% - Higher warehouse loan balances drove 85 basis points of reduction in this ratio 11.6% - Recently enacted capital relief adds 38 basis points in Q2 -122 bps 2020 -17 bps +46bps - Still have $226 million of capital protection over well- capitalized minimum level • Tier 1 leverage ratio ended quarter at 8.0% (8.6% under Capital Simplification) (1) Well Capitalized - Under Capital Simplification, operating in upper half of 10.0% target operating range of 8-9% • Supporting value creation strategy, company has sufficient capital to grow and hold additional interest earning assets. 3/31/2019 6/30/2019 1) Non-GAAP number. Please see reconciliations on page 42 and 43. 10

Business Segment Overview 2nd Quarter 2019 Lee Smith, COO

Community banking 2nd Quarter 2019 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $6.1 $11.2 $10.3 $9.3 $9.2 $9.5 $4.8 $5.0 $4.8 $5.0 2.0 4.2 1.2 3.9 1.5 1.6 1.3 4.2 4.0 3.8 2.2 2.4 4.2 2.0 2.1 2.2 3.8 3.0 3.2 3.4 1.6 1.7 1.3 1.3 1.3 2.1 2.0 2.3 2.6 2.8 2Q18 3Q18 4Q18 1Q19 2Q19 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.5 $14.2 $4.1 $4.2 $3.9 $12.9 $3.6 $11.9 1.4 $11.3 1.0 1.1 3.5 0.9 $10.4 2.5 0.7 2.1 1.6 2.0 1.2 1.1 1.2 1.2 1.2 3.1 3.1 3.1 2.9 3.0 8.8 9.2 7.3 7.6 8.0 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 1) Includes custodial deposits which are included as part of mortgage servicing. 12

Mortgage originations 2nd Quarter 2019 Closings by purpose ($bn) Fallout-adjusted locks ($bn) Purchase originations Refinance originations $9.0 $8.3 $8.3 $9.2 $9.0 $8.6 $6.6 2.6 2.4 $6.3 3.2 $5.3 $5.5 2.0 1.9 6.4 6.8 5.4 4.3 3.6 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 Purchase 72% 71% 58% 63% 59% Mix % Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Conventional Government Jumbo Gain on loan sale ($mm) Gain on sale margin (HFS) $9.2 $9.0 $8.6 $75 $63 2.2 2.2 1.6 $6.3 $49 $5.5 2.0 $43 2.7 2.6 1.2 0.89% 0.9 0.71% $34 1.9 1.3 0.51% 5.0 0.72% 4.1 4.4 3.2 3.3 0.60% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 13

Mortgage servicing 2nd Quarter 2019 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Loans HFI Bulk Sales Flow Transactions 962 983 851 628 542 $6.4 814 817 $5.9 705 $4.4 1.3 495 $3.6 424 $2.5 4.6 3.9 2.9 79 89 88 91 106 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 2Q18 3Q18 4Q18 1Q19 2Q19 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $3.5 $2.5 24% 23% 24% $2.0 $2.1 22% 20% $1.6 2Q18 3Q18 4Q18 1Q19 2Q19 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 14

Noninterest expense and efficiency ratio 2nd Quarter 2019 Quarterly noninterest expense ($mm) and efficiency ratio Adjusted noninterest expense (1) Adjusted efficiency ratio (1)(2) $214 $190 $177 $175 $172 81% 79% 76% 74% 74% 2Q18 3Q18 4Q18 1Q19 2Q19 1) References non-GAAP number for 1Q19, 4Q18 and 3Q18; excludes acquisition costs of $1 million, $14 million and $1 million for 1Q19, 4Q18 and 3Q18, respectively, related to Wells Fargo branch acquisition. In addition, 4Q18 excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 42 and 43. 2) References non-GAAP number for 2Q19; excludes DOJ benefit of $25 million for 2Q19. Please see reconciliations on page 42 and 43. 15

Closing Remarks / Q&A 2nd Quarter 2019 Sandro DiNello, CEO

Earnings guidance(1) 2nd Quarter 2019 3rd Quarter 2019 Outlook • Net interest income improves approximately 5% Net interest income - Higher interest earning assets, LHFI growth of 5-10% - Net interest margin flat to decline slightly • Net gain on loan sales up 15-20% due to continued strength of mortgage market Noninterest income • Net return on mortgage servicing rights declines slightly • All other noninterest income down approximately 5-10% • Noninterest expense to increase to between $220-$225 million, due to variable costs to support higher Noninterest expense mortgage volume Effective tax rate • Effective tax rate approximately 18%, consistent with 1Q19 1) See cautionary statements on slide 2. 17

Appendix 2nd Quarter 2019 Company overview 19 Financial performance 24 Community banking 27 Mortgage originations 35 Mortgage servicing 37 Capital and liquidity 39 Non-GAAP reconciliation 42

COMPANY OVERVIEW Flagstar at a glance 2nd Quarter 2019 Corporate Overview • Traded on the NYSE (FBC) 160 78 Flagstar Retail home • Headquartered in Troy, MI Bank lending Branches Offices(1) • Market capitalization $1.9bn • Member of the Russell 2000 Index 99 Branches in Michigan Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $20.2bn of assets and $14.4bn of deposits • Nearly 225k household & over 26k business relationships Mortgage origination • 5th largest bank originator of residential mortgages ($29.7bn during twelve months ended June 30, 2019) • Scalable platform originating business in all channels and all 50 states including 78 retail home lending offices • More than 1,100 correspondent and nearly 1,000 broker relationships Operations center Mortgage servicing • 5th largest sub-servicer of mortgage loans nationwide • Servicing 983k loans as of June 30, 2019 1) Includes seven home lending offices located in banking branches. • Efficiently priced deposits from escrow balances 19

COMPANY OVERVIEW Flagstar’s integrated business model 2nd Quarter 2019 ● Illustrative case studies detailed below: Residential MBS Investor Home Builder Wholesale Originator Initial relationship Initial relationship Initial relationship • Bulk sale of MSRs with subservicing • Provided home builder line of credit • Established correspondent lending retained (2013 - 2014) (2016) relationship (2017) Expanded relationship - Secured real estate commitment of - Purchased nearly $315mm of $15mm (currently $50mm) mortgages since inception (2017) • Provided MSR lending facility (2016) Expanded relationship Expanded relationship - Commitments of $50mm collateralized by FNMA MSRs • Established 41 additional deposit • Warehouse line of credit (2017) accounts (2016-2019) - Subservice non-Flagstar mortgage - Commitments of $15mm accounts providing fee income - Average deposit balance of $7mm • Initiated subservicing agreement • Portfolio recapture services provided • Warehouse line of credit (2017) (2017) with direct-to-consumer refinancings of nearly $515mm since inception - Commitments of $10mm - Entire portfolio of newly originated (2016) mortgage loans are on-boarded with Flagstar • Additional bulk and flow sales of MSRs with subservicing retained (2017 - 2019) 20

COMPANY OVERVIEW
2nd Quarter 2019

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
Brian Dunn

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Operating Officer
Lee Smith

- COO since 5/13
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations
- Chartered Accountant in England and Wales

Chief Financial Officer
Jim Ciroli

- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking
Kristy Fercho

- Appointed President of Mortgage effective 9/17
- Has 15 years experience with Fannie Mae in various executive and leadership roles focused on building banking relationships and growth initiatives

Community Banking
Drew Ottaway

- Executive Vice President, President of Banking
- With Flagstar since 12/15 and has 30 years of banking and commercial lending experience in southeast Michigan with Comerica and NBD

Chief Risk Officer
Steve Figliuolo

- CRO since 6/14
- Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

General Counsel
Patrick McGuirk

- General Counsel since 6/15
- Over 20 years of financial services legal experience with the FDIC and Sidley Austin LLP

Director of Corporate Responsibility
Beth Correa

- Started Corporate Responsibility team in 3/19
- With Flagstar since 2011 and has more than 30 years of banking experience with NBD, Chase, and Comerica

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Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 254 FTEs(1) 2nd Quarter 2019 Board of Directors Risk Committee Enterprise Sandro DiNello Risk Committee President & CEO Karen Sabatowski Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Regulatory MFIU Fraud Loan Operational Vendor Credit Appraisal Crimes Compliance Affairs Investigations Review Risk Management Officer Review (BSA/AML) FTEs 5 75 48 12 7 13 46 15 33 1) Does not include 30 FTEs in internal audit as of 6/30/2019. 22

COMPANY OVERVIEW Strong growth opportunities 2nd Quarter 2019 Grow community banking Build mortgage subservicing business • Opportunistic team lift outs • Grow subservicing operations • Grow national lending platforms(1) - Retain subservicing on MSR sales - Expand warehouse lending (275bp spread) - Acquire new 3rd party subservicing relationships where Flagstar was not the originator - Grow home builder finance (400bp spread) - Cross-sell additional revenue capabilities - Build MSR lending (300bp spread; LTVs<60%) • Cultivate middle-market and business banking relationships, especially in acquired deposit footprint • Add specialty lending disciplines and teams - Grow consumer lending business (home equity and non-auto indirect) 1) Indicated spreads are targets and may not be reflective of actual spreads. 23

FINANCIAL PERFORMANCE Financial performance 2nd Quarter 2019 ● Solid growth in banking and subservicing has created more stable earnings ● Heightened focus on efficiency and expense management Revenue Composition and Earnings Metrics 6/30/2018 6/30/2019 Percentage Percentage Revenue (millions) YTD YTD of Revenue Increase Community Banking $ 157 $ 223 43% 42% Mortgage Servicing 44 79 15% 80% Subtotal 201 302 58% 50% Mortgage Origination 240 220 43% (8%) Other (1) 14 (6) (1%) N/M Total $ 455 $ 516 100.0% 13% Diluted Earnings per Share (2) $ 1.45 $ 1.35 (7%) (2) Return on Average Assets 1.0% 0.8% (2) Return on Average Tangible Common Equity 12.3% 11.6% 1) Non-GAAP number for YTD 2Q19. Number shown excludes $25 million DOJ benefit from 2Q19. 2) Non-GAAP number for YTD 2Q19. Number shown excludes $25 million DOJ benefit (net of tax) from 2Q19 and acquisition costs of $1 million (net of tax) related to Wells Fargo branch acquisition from 1Q19. Please see reconciliations on page 42 and 43. 24

FINANCIAL PERFORMANCE Higher net interest income is stabilizing earnings 2nd Quarter 2019 ● Achieving earning asset growth without diminishing net interest income growth - Growing and expanding net interest margin ● Transition to more stable net interest income Average earning assets and net interest income (1) Net interest income ($mm) Average earning assets ($bn) $17.8 CAGR 14% $16.8 $16.0 $16.4 $16.3 $15.4 $15.4 $138 $14.7 CAGR 17% $14.0 $124 $123 $126 $12.8 $115 $12.3 $12.3 $107 $106 $11.9 $11.6 $103 $11.2 $97 $10.4 $10.7 $87 $83 $79 $77 $80 $73 $73 $76 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 1) References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 42 and 43. 25

FINANCIAL PERFORMANCE First Call consensus price target implies upside potential 2nd Quarter 2019 Target price to actual price differential (%) 50% As of 7/22/2019 40% Target Price: $38.38 6 out of 8 analysts Actual Price: $33.17 (75%) at Buy at 7/22/2019 30% 20% 10% 0% Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Apr-19 May-19 Jun-19 Jul-19 Source: Analyst ratings and target price (consensus estimate) as reported by First Call as of 7/19/2019. 26

COMMUNITY BANKING

2nd Quarter 2019

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[(1)], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

Rank				Deposits as of 6/30/18 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	229	$43,637	20%	0%
2		Comerica	196	30,158	14%	2%
3		Bank of America	106	19,225	9%	8%
4		PNC	185	17,234	8%	-1%
5		Fifth Third	208	16,451	8%	-3%
6		Huntington	316	15,767	7%	7%
7	1	Chemical	186	13,123	6%	13%
8	2	Flagstar[(2)(3)]	113	10,297	5%	7%
9		Citizens	89	5,641	3%	2%
10		TCF	51	3,194	1%	6%
		Top 10	1,679	$174,726	81%	3%

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth[(4)]	Proj pop growth[(4)]
Oakland County, MI[(3)]	4,341	38.8%	8.0%	79,065	10.9%	2.6%
Grand Rapids, MI MSA	435	3.9%	2.0%	65,403	11.5%	4.7%
Ann Arbor, MI MSA	301	2.7%	3.4%	72,826	12.3%	4.3%
Fort Wayne, IN[(1)]	962	8.6%	8.7%	56,120	9.6%	2.5%
Key Midwest Markets[(5)]	6,039	53.9%	6.3%	74,114	10.8%	2.8%
San Bernardino County, CA[(6)]	618	5.5%	20.0%	62,550	11.9%	4.0%
National aggregate				61,045	8.8%	3.6%

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2018 and projections based on 2018 estimates; MI-based banks highlighted.

1) Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2) Reflects the acquisition of 14 Wells Fargo branches located in Michigan.
3) Oakland County data excludes $1.7bn of custodial deposits held at company headquarters.
4) 2019–2024 CAGR.
5) Key Midwest Markets Median HHI, projected HHI growth and projected population growth are deposit weighted based on Flagstar's portfolio.
6) Deposit data is based on High Desert Region of San Bernardino County, CA.

27

Flagstar Bancorp

Deposits COMMUNITY BANKING Portfolio and strategy overview 2nd Quarter 2019 Total average deposits ($bn) Retail deposits (2) Other deposits $14.2 $12.9 $11.9 $11.3 $10.4 5.0 • Flagstar gathers deposits from consumers, 4.1 3.7 3.9 businesses and select governmental entities 3.1 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail 8.8 9.2 7.3 7.6 8.0 depository relationships – Today, we are focused on growing DDA 2Q18 3Q18 4Q18 1Q19 2Q19 balances with consumer, business banking and commercial relationships 2Q19 total average deposits – We additionally maintain depository Savings 23% relationships in connection with our mortgage DDA origination and servicing businesses, and with 18% MMDA 5% Michigan governmental entities – Cost of total deposits(1) equal to 0.98%, up from Government CD 0.92% in 1Q19 8% 18% Custodial Brokered 25% 3% Total: $14.2bn 0.98% cost of total deposits(1) 1) Total deposits include noninterest bearing deposits. 2) Includes deposits from commercial and business banking customers. 28

COMMUNITY BANKING Deposit growth opportunities 2nd Quarter 2019 Core Deposits(1) Other Deposits Retail Government • Average balance of $7.4bn during 2Q19 of which 56% are • Average balance of $1.1bn during 2Q19 demand & savings accounts • Michigan and Indiana deposits are not required to be • Average core deposits(1) of $57mm per branch collateralized • Flagstar’s branding is helping grow core deposits • Strong, long-term relationships across the state • Branch acquisitions significantly enhance core deposit base Commercial(2) Custodial • Average balance of $1.8bn during 2Q19 • Average balance of $3.5bn during 2Q19 on 983k loans serviced and subserviced • Increasing balances with growing lines of business, including home builder finance • Deposit balances increase along with the number of loans serviced and subserviced • Offer complete line of treasury management services • Provides risk-based capital by reducing risk-weighting on qualified loans to same borrowers 1) Core deposits = total deposits excluding government, custodial, and brokered deposits. 2) Includes deposits from commercial and business banking customers. 29

Lending COMMUNITY BANKING Portfolio and strategy overview 2nd Quarter 2019 Total average loans ($bn) Loans HFS Loans HFI Loans with government guarantees $14.6 $13.6 $13.3 • Flagstar’s largest category of earning assets consists $12.8 $12.9 of loans held-for-investment which averaged $10.6bn during 2Q19 8.9 10.6 8.3 8.9 9.2 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, 4.2 4.4 4.0 3.3 3.5 offering risk diversification and asset sensitivity 2Q18 3Q18 4Q18 1Q19 2Q19 – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors 2Q19 average loans • Flagstar maintains a balance of mortgage loans held- 1st Mortgage 1st Mortgage for-sale which averaged $3.5bn during 2Q19 HFS HFI 24% 22% – Essentially all of our mortgage loans originated are sold into the secondary market Loans with 2nds, HELOC government & other – Flagstar has the option to direct a portion of the guarantees 9% mortgage loans it originates to its own balance sheet 3% Warehouse CRE and C&I 14% 28% 30

COMMUNITY BANKING Community banking growth model 2nd Quarter 2019 Relationship-based growth platform New banker additions (past 2 years) • Primary focus is to build relationships # of Avg Years Line of Service Additions Experience(1) - Recruit experienced bankers from larger regional banks Business Banking 8 18 - Retain seasoned bankers within our organization Commercial Lending 5 26 • Leverage deep industry experience and client relationships CRE Lending 5 18 - Focus on moving relationships and credit facilities Equip Financing Group 2 20 to Flagstar Homebuilder Finance 4 20 • Low incremental efficiency ratio Indirect Lending 8 30 - Marginal cost of 15-30% that varies with type of loans underwritten Warehouse Lending 4 28 • Estimated pre-tax contribution of $5bn loan growth Grand Total 36 23 could contribute ~ $1.00 earnings per share 1) We focus on recruitment of bankers with larger, regional bank lending experience. 31

COMMUNITY BANKING
2nd Quarter 2019

Commercial lending

Diversified relationship-based approach

Overview

Warehouse	• Warehouse lines with approximately 321 active relationships nationwide, of which approximately 81% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold
Commercial Real Estate	• Diversified property types which are primarily income-producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities
Commercial & Industrial	• Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily Michigan based relationships or relationships with national finance companies

Commercial Real Estate - $2.5bn (6/30/19)

Property type


Office 11%
Retail 14%
Multi-family 18%
Home builder finance 28%
Owner occupied 15%
Hospitality 7%
Other 7%

Warehouse - $2.6bn (6/30/19)

% Advances sold to Flagstar


~160 borrowers sell <25%
~90 borrowers sell >75%
~70 borrowers sell 25% - 75%

Commercial & Industrial - $1.8bn (6/30/19)

Industry


Manufacturing 17%
Healthcare 6%
Distribution 9%
Government & education 4%
Other 4%
Financial, insurance & real estate 38%
Services 22%

32

COMMUNITY BANKING Warehouse lending 2nd Quarter 2019 ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Strong growth potential and scalable platform ● Flagstar is well positioned to gain market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations ● Acquired Santander mortgage warehouse business on 3/12/2018 Warehouse lenders ranked by commitments ($mm) FBC warehouse loan commitments ($bn) YOY 1Q19 Outstandings Unfunded Commitments Rank Institution Growth Total Share $4.2 $4.2 1 JPMorgan Chase 17% $14,000 20% $4.0 $3.8 $3.9 2 Texas Capital 34% 6,299 9% 3 Wells Fargo -9% 5,200 7% 1.6 4 TIAA FSB (Everbank) 11% 4,000 6% 2.4 2.4 2.3 2.3 5 Flagstar Bancorp -9% 3,902 5% 6 Comerica 13% 3,600 5% 7 BB&T -3% 3,491 5% 2.6 8 First Tennessee 10% 3,201 5% 1.8 1.6 1.5 1.6 9 Merchants Bank 7% 3,100 4% 10 Customers Bank -9% 3,100 4% Top 10 8% $49,893 71% 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 Source: Inside Mortgage Finance as of June 7, 2019. 33

COMMUNITY BANKING Home builder finance 2nd Quarter 2019 Overview Tightening housing supply(1) ● National relationship-based lending platform launched in 1Q16 Existing home sales (mm) Months supply of existing homes for sale (left axis) (right axis) - Attractive asset class with good spreads (~400 bps) 8 12 - Meaningful cross-sell opportunities including warehouse loans, 7 commercial deposits and purchase originations 10 6 ● Flagstar is well positioned to gain market share given builder and 8 5 mortgage relationships 4 6 - Focused on markets with strong housing fundamentals and 3 higher growth potential 4 - We have direct relationships with 7 of the top 10 and do 2 2 business with 51 of the top 100 builders nationwide 1 - We are well positioned to take advantage of supply/demand 0 0 imbalance in housing market 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 1) Source: Bloomberg (through 5/31/19) Home builder finance footprint Home builder loan commitments(2) ($mm) Unpaid principal balance Unused $1,798 $1,591 $1,364 $1,422 $1,271 $1,001 $812 $624 $704 $604 $667 $740 $718 $779 $797 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 2) Commitments are for loans classified as commercial real estate and commercial & industrial. 34

MORTGAGE ORIGINATIONS National distribution through multiple channels 2nd Quarter 2019 Residential mortgage originations by channel ($bn) Correspondent Broker Retail $7.0 $6.6 $5.9 $4.7 $4.2 $1.6 $1.1 $1.1 $1.3 $1.2 $1.0 $0.9 $0.8 $0.7 $0.5 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 (1) • 3.8% market share with #7 national ranking(1) • 1.1% market share with #13 national ranking • 78 retail locations in 21 states • More than 1,100 correspondent partners • Nearly 1,000 brokerage relationships • Direct Lending is 15% of retail volume • Top 10 relationships account for 11% of overall correspondent volume • Top 10 relationships account for 12% of overall • Warehouse lines with over 300 correspondent brokerage volume relationships 1) Data source: As reported by Inside Mortgage Finance for 12M18 published May 24, 2019. 35

Flagstar has restructured its operations to be profitable MORTGAGE ORIGINATIONS even at historical lows for the mortgage origination market 2nd Quarter 2019 U.S. residential mortgage origination market (historical and projected volumes) 5.8 $ in in $ trillions 4.5 4.2 4.1 3.7 3.6 3.1 3.0 2.5 2.4 2.3 2.2 2.2 2.1 2.0 2.0 1.9 1.9 1.8 1.8 1.7 1.7 1.7 1.6 1.6 1.5 1.5 1.4 1.3 1.3 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019F 2020F Nominal ($)($) 0.6 0.6 0.9 1.0 0.8 0.60.6 0.80.8 0.80.8 1.71.7 1.41.4 1.11.1 2.22.2 2.92.9 3.83.8 2.82.8 3.03.0 2.72.7 2.42.4 1.51.5 2.02.0 1.71.7 1.41.4 2.02.0 1.81.8 1.31.3 1.71.7 2.12.1 1.81.8 1.61.6 1.71.6 1.71.7 Real(1)(1) ($)($) 1.0 1.0 1.6 1.8 1.3 1.01.1 1.21.2 1.31.3 2.52.5 2.12.1 1.61.7 3.23.2 4.04.0 5.25.2 3.73.7 3.93.9 3.43.4 2.92.9 1.81.8 2.32.3 1.92.0 1.61.6 2.22.2 2.02.0 1.31.4 1.81.8 2.12.1 1.81.8 1.61.6 1.71.6 1.71.7 (2) Adjusted(2) ($)($) 1.3 1.3 2.0 2.2 1.6 1.31.3 1.51.5 1.51.5 3.03.0 2.42.4 1.91.9 3.63.6 4.54.5 5.85.8 4.14.0 4.24.2 3.73.7 3.13.1 1.91.9 2.52.5 2.12.0 1.71.7 2.32.3 2.02.0 1.41.4 1.81.8 2.22.1 1.81.8 1.61.6 1.71.6 1.71.7 Source: Mortgage Bankers Association for actual periods and a blended average of forecast by Fannie Mae, Freddie Mac and Mortgage Bankers Association. 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2018 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2017 = 100). 36

MORTGAGE SERVICING Servicing 2nd Quarter 2019 Servicing Profitability Servicing Earnings before Tax ($mm) 2Q18 3Q18 4Q18 1Q19 2Q19 Net interest income Interest income (FTP) $ 9 $ 14 $ 14 $ 18 $ 24 Interest expense on custodial deposits (1) (8) (12) (12) (15) (21) Total net interest income 1 2 2 3 3 Noninterest income(2) Service fee income 13 16 20 25 26 Ancillary fee income 7 6 6 6 7 Late fee income 2 2 3 4 5 Total noninterest income 22 24 29 35 38 Noninterest expense(3) (20) (22) (27) (31) (30) Earnings before Tax $ 3 $ 4 $ 4 $ 7 $ 11 Average Custodial Deposits ($bn) $ 1.6 $ 2.0 $ 2.1 $ 2.5 $ 3.5 Average Loans Serviced for Others (000's) 495 592 739 906 972 1) Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2) Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3) Includes direct allocations. 37

MORTGAGE SERVICING MSR portfolio 2nd Quarter 2019 MSR portfolio statistics MSR portfolio characteristics (% UPB) 2013 & byBy VintageVintage Measure ($mm) 3/31/2019 6/30/2019 Difference prior; 5% Unpaid principal balance $21,925 $25,774 $3,849 Fair value of MSR $278 $316 $38 2014; Capitalized rate (% of UPB) 1.27% 1.23% (4 bps) 4% Multiple 3.277 3.042 (0.235) 2017 Note rate 4.410% 4.441% 3.1 bps 2015; 24% Service fee 0.382% 0.399% 1.7 bps 12% 2018 2016 & 45% Average Measure ($000) prior 2016 & UPB per loan $242 $242 $0 5% FICO 685 692 7 later2019; 79% Loan to value 88.82% 86.92% (190 bps) 26% Net (loss) return on mortgage servicing rights ($mm) By Investor $ Return 2Q18 3Q18 4Q18 1Q19 2Q19 Net hedged profit (loss) ($1) ($1) $0 ($1) ($1) Carry on asset 11 12 11 13 21 Run-off (3) (4) (4) (7) (15) GNMA Gross return on the $7 $7 $7 $5 $5 70% mortgage servicing rights Private 3% Sale transaction & P/L 0 3 1 - (1) Freddie Model changes 2 3 2 1 - 12% Net return on the $9 $13 $10 $6 $4 mortgage servicing rights ($) Fannie 15% Average mortgage $224 $270 $336 $291 $321 servicing rights ($) Net return on the 15.4% 18.8% 12.4% 9.1% 5.5% mortgage servicing rights (%) 38

CAPITAL AND LIQUIDITY Balance sheet composition 2nd Quarter 2019 2Q19 average balance sheet (%) 1% Cash 15% Agency MBS ~62% of assets are in lower risk-content 18% assets: cash, marketable Mortgage loans 54% securities, warehouse held-for-investment Deposits excluding custodial deposits loans, loans held-for-sale and freshly-originated, 18% high-FICO conforming Loans held-for-sale mortgages underwritten by Flagstar 10% Warehouse loans 17% Custodial deposits Efficiently funds loans Attractive relationship 27% held-for-sale and lending with very low Commercial loans 15% warehouse loans delinquencies and Other LHFI (1) FHLB borrowings 2% Other long-term debt Primarily low risk, stable 2% MSR 4% Other liabilities assets (FHLB stock, BOLI, 9% 8% Equity premises & equipment, Other assets deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 39

CAPITAL AND LIQUIDITY

2nd Quarter 2019

Liquidity and funding

HFI loan-to-deposit ratio[1]


78%
78%
77%
77%
81%
2Q18
3Q18
4Q18
1Q19
2Q19

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
31%
15%
16%
3/31/2019
30%
17%
13%
6/30/2019

Commentary

- Flagstar has invested significantly in building its Community Bank, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)

1) HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits).
2) Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

40

Flagstar Bancorp

CAPITAL AND LIQUIDITY Interest rate risk 2nd Quarter 2019 • Flagstar remains asset sensitive to parallel rate shocks Earnings at risk Economic value of equity -100 bps +100 bps -100 bps +100 6.0% 4.0% 3.0% 4.0% 2.0% 2.0% 1.0% 0.0% 0.0% (1.0%) (2.0%) (2.0%) (3.0%) (4.0%) (4.0%) (6.0%) (5.0%) 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 6/30/2018 9/30/2018 12/31/2018 3/31/2019 6/30/2019 % Change % Change Scenario Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Scenario Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 +300 Shock 13.7% 12.3% 9.1% 8.1% 13.9% +300 Shock (15.8%) (13.6%) (12.1%) (4.7%) 2.3% +200 Shock 9.2% 8.3% 6.1% 5.5% 9.3% +200 Shock (9.5%) (8.1%) (6.5%) (1.1%) 3.5% +100 Shock 4.7% 4.3% 3.1% 2.8% 4.7% +100 Shock (4.1%) (2.9%) (2.5%) 0.7% 2.9% Base - - - - - Base - - - - - -100 Shock (4.8%) (4.3%) (3.2%) (3.1%) (4.9%) -100 Shock 1.2% 0.4% 0.5% (3.4%) (4.3%) 41

NON-GAAP RECONCILIATION

2nd Quarter 2019

Non-GAAP reconciliation

$mm

Adjusted Net Interest Income, Other Noninterest Income, Noninterest Income, Total Revenues, Other Noninterest Expense, Noninterest Expense, Income before Income Taxes, Provision for Income Taxes, and Net Income

	3 months ended June 30, 2019	3 months ended March 31, 2019	3 months ended December 31, 2018	3 months ended September 30, 2018
Net Interest Income			$ 152	
Adjustment to remove hedging gains			29	
Adjusted Net Interest Income			$ 123	
Other Noninterest Income	$ 58	$ 26		
Adjustment to remove DOJ benefit	25	-		
Adjusted Other Noninterest Income	$ 33	$ 26		
Noninterest Income	$ 168	$ 109		
Adjustment to remove DOJ benefit	25	-		
Noninterest Income	$ 143	$ 109		
Total Revenues	$ 306	$ 235		
Adjustment to remove DOJ benefit	25	-		
Adjusted Total Revenues	$ 281	$ 235		
Other Noninterest Expense	$ 78	$ 74		
Adjustment to remove Wells Fargo acquisition costs	-	1		
Adjusted Other Noninterest Expense	$ 78	$ 73		
Noninterest Expense	$ 214	$ 191	$ 189	$ 173
Adjustment to remove Wells Fargo acquisition costs	-	1	14	1
Adjusted Noninterest Expense	$ 214	$ 190	$ 175	$ 172
Income before Income Taxes	$ 75	$ 44		
Adjustment to remove DOJ benefit	25	-		
Adjustment to remove Wells Fargo acquisition costs	-	1		
Adjusted Income before Income Taxes	$ 100	$ 45		
Provision for Income Taxes	$ 14	$ 8		
Adjustment to remove DOJ benefit	(5)	-		
Tax impact on adjustment for hedging gains	-	-		
Adjusted Provision for Income Taxes	$ 9	$ 8		
Net Income	$ 61	$ 36		
Adjustment to remove DOJ benefit (net of tax)	(20)			
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	1		
Adjusted Net Income	$ 41	$ 37		

Adjusted Diluted EPS

	3 months ended June 30, 2019	3 months ended March 31, 2019	6 months ended June 30, 2019
Diluted Earnings per Share	$ 1.06	$ 0.63	$ 1.69
Adjustment to remove DOJ benefit (net of tax)	(0.35)	-	(0.35)
Adjustment to remove Wells Fargo acquisition costs (net of tax)	-	0.01	0.01
Adjusted Diluted Earnings per Share	$ 0.71	$ 0.64	$ 1.35

42

Flagstar Bancorp

NON-GAAP RECONCILIATION
2nd Quarter 2019

Non-GAAP reconciliation (continued)

$mm

Adjusted ROA and ROTCE

	6 months ended June 30, 2019
Return on Average Assets	1.0%
Adjustement to remove DOJ benefit (net of tax)	-0.2%
Adjusted Return on Average Assets	0.8%
Return on Average Common Equity	11.9%
Adjustement to remove DOJ benefit (net of tax)	-2.4%
Adjusted Return on Average Common Equity	9.5%
Adjusted Return on Average Common Equity	9.5%
Less: Intangible asset amortization expense	0.8%
Less: Average goodwill and intangible asset balance	1.3%
Adjusted Return on Average Tangible Common Equity	11.6%

Adjusted Efficiency Ratio

	3 months ended June 30, 2019	3 months ended March 31, 2019	3 months ended December 31, 2018	3 months ended September 30, 2018
Efficiency Ratio	70%	81%	76%	75%
Adjustement to remove DOJ benefit	6%	0%	0%	0%
Adjustment to remove Wells Fargo acquisition costs	0%	0%	-6%	-1%
Adjustment to remove hedging gains	0%	0%	9%	0%
Adjusted Efficiency Ratio	76%	81%	79%	74%

Tangible Book Value per Share and Tangible Common Equity to Assets Ratio

	As of June 30, 2019		As of March 31, 2019	
Total stockholders' equity	$	1,656	$	1,574
Goodwill and intangible assets		178		182
Tangible book value	$	1,478	$	1,392
Number of common shares outstanding		56,483,937		56,480,086
Tangible book value per share	$	26.16	$	24.65
Total Assets	$	20,206	$	19,445
Tangible common equity to assets ratio		7.31%		7.16%

Regulatory Capital under Capital Simplification

	As of June 30, 2019			
	Total Risk-Based Capital Ratio		Tier 1 Leverage Ratio	
Regulatory capital - Basel III to capital simplification				
Basel III	$	1,679	$	1,566
Net change in deductions to DTAs, MSRs and other capital components		136		136
Basel III with capital simplification	$	1,815	$	1,702
Risk-weighted assets – Basel III to capital simplification				
Basel III assets	$	14,525	$	19,663
Net change in assets		670		136
Basel III with capital simplification	$	15,195	$	19,799
Capital ratios				
Basel III		11.6%		8.0%
Basel III with capital simplification		11.9%		8.6%

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Flagstar Bancorp